UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2009

GENTIVA HEALTH SERVICES, INC.
(Exact Name Of Registrant As Specified In Charter)

Delaware (State of Incorporation)	1-15669 (Commission File No.)	36-4335801 (I.R.S. Employer Identification No.)

3350 Riverwood Parkway, Suite 1400
Atlanta, GA 30339-3314
(Address of principal executive offices, including zip code)

(770) 951-6450
(Registrant's telephone number, including area code)

None
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

:  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

:  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

:  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

:  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)   On May 14, 2009, as a result of the notice provided by Gentiva Health Services, Inc. ("Gentiva") to The Nasdaq Stock Market, LLC ("Nasdaq"), Gentiva received notice from Nasdaq that Gentiva no longer is in compliance with Nasdaq's independent director requirements as set forth in Nasdaq Listing Rule 5605. As previously reported by Gentiva in its Current Report on Form 8-K filed on May 14, 2009, Gentiva intends to regain compliance with the requirement that its Board of Directors have a majority of independent directors prior to the expiration of the cure period provided pursuant to Nasdaq rules.

On May 18, 2009, Gentiva issued a press release announcing receipt of this notice. The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated in this Report as if fully set forth herein.

Item 9.01.      Financial Statements and Exhibits.

(d)       Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated May 18, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTIVA HEALTH SERVICES, INC. (Registrant)
Date: May 18, 2009	/s/ Stephen B. Paige
Stephen B. Paige Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release dated May 18, 2009